UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

Gladstone Investment Corporation

(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	814-00704 (Commission File Number)	83-0423116 (IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200

McLean, Virginia 22102

(Address of principal executive offices)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On June 30, 2009, Gladstone Investment Corporation (the Company) purchased $83 million of short term United States Treasury securities from Jefferies & Company, Inc. (Jefferies).    The securities were purchased with $18 million in funds drawn on the Company’s credit facility, which accrues interest at an annual rate of approximately 7.0%, and the proceeds from a $65 million short term loan from Jefferies with an effective annual interest rate of approximately 2.5%.  On July 2, 2009, when the securities matured, the Company repaid the $65 million loan from Jefferies in full, and repaid all but $1million of the amount drawn on the credit facility for the transaction, which was retained for working capital purposes.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation (Registrant)

July 7, 2009	By:	/s/ Mark Perrigo
(Mark Perrigo, Chief Financial Officer)